Exhibit 4.4

PORTIONS OF THIS AGREEMENT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

GOOGLE SEARCH AND ADVERTISING SERVICES AGREEMENT

This Google Search and Advertising Services Agreement (“GSA”) is entered into by Google Ireland Limited, whose principal place of business is at Gordon House, Barrow Street, Dublin 4 (“Google”) and Incredimail Ltd whose principal place of business is at 4 Hanechoshet st., Tel Aviv, Israel ("Company") and is effective from 1 January 2011 (“GSA Effective Date”).

INTRODUCTION

(A)	Google and Company have agreed that Google will provide certain of its search and advertising related services to Company, as listed in one or more Order Forms.

(B)	Each Order Form will form a separate (and separately terminable) agreement between Company and Google on the terms contained in the Order Form and in this GSA.

AGREED TERMS

1.	Definitions

1.1	In this GSA and any Order Form(s):

“Ad” means an advertisement forming part of an Ad Set;

“Ad Revenues” means the AdSense Revenues and ADX Revenues;

“Ad Set” means a set of one or more advertisements provided through the applicable Advertising Services;

“Advertising Services” means the AdSense Services and/or the ADX Services (if ordered);

“AdSense Revenues” means, for each of the AdSense Services, for any period during the Term, revenues that are recognised by Google and attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“AdSense Services” means the AdSense services listed on the front pages of the applicable Order Form, as updated by Google from time to time;

“AdSense Site” means, for the AdSense Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the AdSense Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“ADX” means Google Doubleclick Ad Exchange;

“ADX Guidelines” means the guidelines applicable to the ADX Services, as provided by Google to Company from time to time;

“ADX Revenues” means, for the ADX Services, for any period during the Term, revenues that are recognised by Google and attributed to Ads displayed to End Users in that period in accordance with the applicable Agreement;

“ADX Services” means the ADX services listed on the front pages of the applicable Order Form, as updated by Google from time to time;

“ADX Site” means the website(s) located at the URL(s) submitted by Company in writing to Google or through the ADX user interface, together with additional URL(s) submitted to Google from time to time under clause 6.3(a) of this GSA;

“AFC” means the provision of content and/or placement targeted hyperlinked advertisements via Google’s AdSense for Content Service under the applicable Agreement;

“AFS” means the provision of keyword targeted hyperlinked advertisements via Google’s AdSense for Search Service under the applicable Agreement;

“Agreement” means an agreement between Company and Google on the terms contained in the applicable Order Form and this GSA;

“Approved Client Application” means, for each of the Services, any application, plug-in, helper, component or other executable code that runs on a user’s computer and is approved for the purpose of accessing those Services, as stated in the applicable Order Form or as otherwise agreed between the parties from time to time in writing;

“Confidential Information” means information disclosed by (or on behalf of) one party to the other party under this GSA or any Agreement that is marked as confidential or, from its nature, content or the circumstances in which it is disclosed, might reasonably be supposed to be confidential. It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient or that was lawfully given to the recipient by a third party;

“Client ID” means an alphanumeric code as provided by Google to Company from time to time to be used to identify each Request;

“Company Content” means any content served to End Users that is not provided by Google;

“Company Partner” means, in respect of the ADX Site(s): (i) the owner (if not Company) of those Sites (if Company is not the owner of the ADX Site(s)); (ii) the third party with which Company is co-branding the ADX Site(s); or (iii) the third party for which Company is providing the Site on a white label basis;

“End Users” means individual human end users of a Site, Approved Client Application or Feed;

“Equivalent Ads” means any advertisements that are the same as or substantially similar in nature to the AFS Ads provided by Google under any Agreement.

“Feed” means any RSS, or variant, feed containing content from a Site as made available by the Company from time to time;

“Google Brand Features” means Google’s trade names, trademarks, logos and other distinctive brand features;

“Google Branding Guidelines” means the then-current brand treatment guidelines applicable to the AdSense Services and Search Services which may be found at the following URL: http://www.google.com/wssynd/02brand.html (or such other URL Google may provide from time to time);

“Google Program Guidelines” means the policy and implementation guidelines applicable to the AdSense Services and Search Services as notified to Company by Google from time to time;

“Google Technical Protocols” means the Google technical protocols and other technical requirements and specifications applicable to the Services as notified to Company by Google from time to time;

“Group Company” means in relation to each of the parties, any corporate body that (directly or indirectly) controls, is controlled by or is under common control with that party;

“Intellectual Property Rights” means all copyright, moral rights, patent rights, trade marks, rights in or relating to databases, rights in or relating to confidential information and any other intellectual property rights (registered or unregistered) throughout the world;

“Net AdSense Revenues” means, for each of the AdSense Services, for any period during the Term, AdSense Revenues for that period minus [***]

“Order Form” means a fully executed Google order form which incorporates this GSA;

“Request” means a request from Company or an End User to Google for a Search Results Set and/or an Ad Set (as applicable);

“Results” means Search Results Sets, Search Results, Ad Sets and/or Ads;

“Results Page” means any Site page, or page forming the content in a Feed, which contains any Results;

“Search Box” means a search box or other means approved by Google for the purpose of sending search queries to Google as part of a Request;

“Search Query” means a search query submitted directly on the Site or through any Approved Client Application by an End User by way of a Search Box;

“Search Result” means a search result forming part of a Search Results Set;

“Search Results Set” means a set of one or more search results provided through the applicable Search Services;

“Search Services” means the search services listed on the front pages of the applicable Order Form;

“Search Site” means, for the Search Services, the web site(s) located at the URL(s) listed on the front pages of the applicable Order Form in the Search Services section, together with any additional URL(s) approved by Google from time to time in accordance with clause 6.3(a) of this GSA;

“Services” means the Advertising Services and/or Search Services (as applicable);

“Site” means, the Search Site(s), the AdSense Site(s) and/or the ADX Site(s), as applicable;

“Term” means the term as stated in the applicable Order Form;

“Valid Request” means [***]

“Year” means, during the Term (as applicable): (a) a period of 12 months commencing on the Order Form Effective Date; or (b) any subsequent 12 month period thereafter, each commencing on the anniversary of the Order Form Effective Date;

“Year One” means the first period of 12 months starting from the Order Form Effective Date.

1.2	The words "include" and "including" will not limit the generality of any words preceding them.

2.	Implementation Requirements

2.1	Launch of the AdSense Services and Search Services

(a)	The parties will each use their reasonable endeavours to launch the AdSense Services and Search Services into live use within [***] from the effective date of the applicable Order Form.

(b)
Company will not put its implementation of the AdSense Services and Search Services for a Site into live use (or any amended implementation pursuant to clause 6.2a or b) until Google has notified Company that the implementation for that Site is approved (this approval not to be unreasonably withheld or delayed).

2.2	Implementation

(a)	Implementation of Services on a Site, Approved Client Application or through a Feed is conditional on Company or, in the case of ADX Services, on Company or Company Partner:

(i)	being the technical and editorial decision maker in relation to each page, including Results Pages, on which the Services are implemented; and

(ii)	having control over the way in which the Services are implemented on each of those pages;

(b)	Company will ensure that the AdSense Services and Search Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols;

(ii)	the applicable Google Branding Guidelines;

(iii)	the applicable Google Program Guidelines; and

(iv)
the mock ups and specifications for such AdSense Services and Search Services set out in the exhibits to the applicable Order Form, unless otherwise approved by Google or permitted in accordance with clause 6.2(a), (b) or (c).

If there is any conflict between: (a) the items listed in 2.2(b)(i), (ii) and (iii); and (b) the mock ups and specifications referred to in 2.2(b)(iv), then the items listed in 2.2(b)(i), (ii) and (iii) shall take precedence over 2.2(b)(iv), and Company shall make all changes requested by Google in respect of the implementation of the AdSense Services and Search Services to resolve such conflict.

(c)	Company will ensure that the ADX Services are implemented and maintained in accordance with:

(i)	the applicable Google Technical Protocols; and

(ii)	the ADX Guidelines.

2.3	Requests

(a)	Google will:

(i)	for each Valid Request received by it, where available provide a Search Results Set or an Ad Set (as applicable); and

(ii)
within [***] of the end of each month during the Term, make available to Company Search Services and/or Advertising Services revenue and usage reports (as applicable) in such form and manner as Google generally makes such reports available at that time.

(b)	Company will:

(i)	ensure that every Search Query generates a Request containing that Search Query;

(ii)	ensure that all Requests are sent to Google without editing, modifying or filtering the Requests or any Search Queries contained in the Requests individually or in the aggregate; and

(iii)	display the Search Results Sets and/or Ad Sets (as applicable) on the applicable Site or as part of the applicable Feed.

3.	Support Services

For each Agreement, Google will provide technical support services to Company during the applicable Term in accordance with Google’s technical support guidelines, as notified to Company by Google from time to time.  Google will not provide any technical support services in relation to any features which are identified by Google as “Beta” or unsupported in Google’s technical documentation from time to time.

4.	Policy and Compliance Obligations

4.1	Company will not, and will not knowingly or negligently allow any third party to:

(a)	modify, obscure or prevent the display of all, or any part of, any Results;

(b)	edit, filter, truncate, append terms to or otherwise modify any Search Query;

(c)	implement any click tracking or other monitoring of Results;

(d)	display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(e)	interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(f)	display any content between any Results and any page accessed by clicking on those Results or place any interstitial content immediately before any Results Page containing any Search Results;

(g)
enter into any type of co-branding, white labeling or sub-syndication arrangement with any third party in connection with any Results or Ad revenue (including any arrangement under which a third party pays to or receives from Company any fees, revenue share or other amounts in return for the display of Results), except that Company may enter into an arrangement with a Company Partner in accordance with the relevant Agreement where the ADX Services are implemented on the ADX Site(s) of that Company Partner;

(h)
directly or indirectly: (i) offer incentives to End Users to generate Requests or clicks on Results; (ii) fraudulently generate Requests or clicks on Results; or (iii) modify Requests or clicks on Results;

(i)	“crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including any Results);

(j)
display on any Site, Approved Client Application or Feed, any content that violates or encourages conduct that would violate any applicable laws, any third party rights, the Google Program Guidelines or Google Technical Protocols applicable to the AdSense Services or Search Services, or the ADX Guidelines applicable to the ADX Services, as notified to Company by Google from time to time;

(k)	send Requests to Google which are not Valid Requests; or

(l)
provide End Users with access (directly or indirectly) to any Results or Services using any application, plug-in, helper, component or other executable code that runs on a user’s computer, other than an Approved Client Application.

4.2
Google may generate a reasonable number of Requests or make a reasonable number of uncompensated clicks on any Results at any time to check that that the Services continue to be implemented in accordance with the applicable Agreement and are functioning well.

5.	Compliance

5.1
Company will not knowingly or negligently allow any use of or access to the Services through any Site, Approved Client Application or Feed which is not in compliance with the terms of the applicable Agreement or not otherwise approved by Google. Company will use its reasonable endeavours to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use.  Notwithstanding clause 15.2, if Company is not in compliance with this GSA or any Agreement at any time, Google may, with written notice to Company, suspend provision of all (or any part of) the applicable Services until Company implements adequate corrective modifications as reasonably required and determined by Google. Google shall use reasonable endeavours to hold a meeting with Company (including by way of telephone and/or video conference) to explain the reason for any suspension of the Services (or any part of them) before such suspension is put into effect.

5.2
Company will procure that Company Partner uses, or accesses the ADX Services, including Results, in accordance with this GSA and any Agreement, as if Company’s obligations in this GSA and any Agreement were obligations on Company Partner.  Company will not provide Company Partner with access to the ADX user interface.  Company accepts full liability for the actions and/or inactions of the Company Partner as if such actions and/or inactions were Company’s own.

6.	Changes and Modifications

6.1           By Google

(a)
If Google modifies any Google Branding Guidelines, Google Program Guidelines, Google Technical Protocols or ADX Guidelines and the modification requires action by Company then, subject to clause 6.2(e), Company will complete the necessary action no later [***] from receipt of notice from Google of the modification.

6.2	By Company

(a)	Unless approved in writing in advance by Google, Company will not make any changes in relation to:

(i)	the display or implementation of the Search Box, including changes to the format, size or placement of the Search Box;

(ii)
the display of Search Results Sets, Search Results, AFC Ad Sets or AFC Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable;

(iii)	the display of Equivalent Ads, AFS Ad Sets or AFS Ads on a Results Page, including changes to their number, colour, font, size or placement or the extent to which they are clickable; or

(iv)	the use of any Google Brand Features or other attribution or similar wording.

(b)
Where Company requests approval pursuant to clause 6.2(a)(iii) above, Google may only withhold its approval on grounds that the proposed change would be in breach of the applicable Agreement or the Google Branding Guidelines and Google may not withhold its approval on purely commercial grounds.  If Google does not respond to any such request for approval within [***] of receipt from Company, such approval shall be deemed given by Google.  Notwithstanding the foregoing, Company shall at all times comply with the requirements of clause 7.2(b).

(c)	Subject to clauses 6.2(a) and (b), Company may update the design and content of any Site, Approved Client Application or Feed in a manner consistent with its obligations under this Agreement.

(d)	Company will provide Google with at least [***] advance notice of any change in code or serving technology that could reasonably be expected to affect use of the Services.

(e)
If a fault in Company’s implementation of the Services (or any of them) could cause or is causing an interruption or degradation of the Services (or any of them), Company will make the required fixes or changes as soon as reasonably possible.

6.3           Site List Changes

(a)
Company may notify Google from time to time that it wishes to add additional URLs to those comprising the AdSense Site(s) or Search Site(s), such notification to be sent to Google at least [***] (or such shorter period as Google may agree) before Company wishes the addition to take effect. Google may approve or disapprove the request at its reasonable discretion, this approval or disapproval to be in writing.

(b)
Company may notify Google from time to time that it wishes to add additional URLS or remove URL(s) to those comprising the ADX Site(s) by either sending notice to Google or adding or removing the URL(s) through the ADX user interface.

(c)	If there is any change in control of any Site or Feed (such that the conditions set out in clause 2.2 (a) are not met):

(i)	Company will notify Google at least [***] in advance of the change;

(ii)
unless the entire applicable Agreement is assigned to a third party in accordance with clause 16.3, from the date of such change, that Site or Feed will be treated as removed from the applicable Order Form and Company will ensure that from that date the Services are no longer implemented on that Site or through the applicable Feed(s).

7.	[***]

8.	Intellectual Property Rights

Except to the extent expressly stated otherwise in this GSA or any Agreement, neither party will acquire any right, title, or interest in any Intellectual Property Rights belonging to the other party, or the other party’s licensors.

9.	Trade mark licence

9.1
Google grants to Company a non-exclusive and non-sublicensable licence during the Term to use the Google Brand Features solely to fulfil Company’s obligations under the applicable Agreement in accordance with its terms and subject to compliance with the Google Branding Guidelines in respect of the AdSense Services and/or Search Services.

9.2	All goodwill arising from the use by Company of the Google Brand Features will belong to Google.

9.3	Google may revoke the licence granted under clause 9.1 above at any time on reasonable written notice.

10.	Payment

10.1	Search Services

[***]

10.2	AdSense Services

[***]

10.3	ADX Services

[***]

10.4	All Services

(a)	[***]

(b)
In respect of the Search Services and the AdSense Services, all payments due to Google or to Company will be in the currency specified in the applicable Order Form and made by electronic transfer to the account notified to the paying party by the other party for that purpose.  In respect of the ADX Services, all payments to Company will be in the form of payment and currency specified by Company in the ADX user interface.  In all cases, the party receiving payment will be responsible for any bank charges assessed by the recipient's bank.

(c)	Google will, unless it has notified Company otherwise, set off the search fees payable by Company under an Agreement against Google’s payment obligations to Company under that Agreement.

(d)
If Google recognises any ad revenues in error or otherwise overpays Company for any reason, Google will, unless it has notified Company otherwise, set off the overpaid amounts against Google’s payment obligations to Company under the Agreement to which the overpaid amounts related or require Company to pay to Google within [***] of an invoice, any such overpaid amounts.

(e)
Google or Company (as applicable) may charge interest at the rate of [***] above the base rate of Barclays Bank PLC from time to time, from the due date until the date of actual payment, whether before or after judgment: (i) in the case of Google, on any fee for Search Services which is overdue; and (ii) in the case of Company, on any payments to be made by Google to Company in relation to Advertising Services which are overdue, unless such payments have been set off.

11.	Warranties

11.1	Each party warrants to the other that it will use reasonable care and skill in complying with its obligations under this GSA and any Agreement(s).

11.2
No conditions, warranties or other terms apply to any Services or to any other goods or services supplied by Google under this GSA or any Agreement unless expressly set out in this GSA or the applicable Agreement. Subject to clause 13.1(b), no implied conditions, warranties or other terms apply (including any implied terms as to satisfactory quality, fitness for purpose or conformance with description).

12.	Indemnities

12.1	If either:

(a)
Company receives a claim from a third party that either Google’s or any Google Group Company’s technology used to provide the Services or, where Company has ordered the Search Services and/or AdSense Services , any Google Brand Feature infringe(s) any Intellectual Property Rights of that third party; or

(b)
Google receives a claim from a third party that the Company Content, Site and/or Approved Client Application (if any) infringe(s) any Intellectual Property Rights of that third party or a claim from a Company Partner relating to any use of, or access to, the ADX Services, or the implementation or display of Ads on a Site of a Company Partner;

(in each case, an “IP Claim”) then the party which received such IP Claim (the “Recipient”) will:

(i)	promptly notify the other party;

(ii)	provide the other party with reasonable information, assistance and cooperation in responding to and, where applicable, defending such IP Claim; and

(iii)	give the other party full control and sole authority over the defence and settlement of such IP Claim. The Recipient may appoint its own supervising counsel of its choice at its own expense.

12.2
Provided the Recipient complies with clause 12.1(i) to (iii) and subject (if applicable) to clause 12.3, the party notified in accordance with clause 12.1(i) (the “Indemnifying Party”) will accept full control and sole authority over the defence and settlement of such  IP Claim and will indemnify the Recipient against all damages and costs awarded for such IP Claim, settlement costs approved in writing by the Indemnifying Party in relation to such IP Claim, reasonable legal fees necessarily incurred by the Recipient in relation to such IP Claim and reasonable costs necessarily incurred by the Recipient in complying with clause 12.1(i) to (iii).

12.3	Google will not have any obligations or liability under this clause 12 in relation to any IP Claim arising from any:

(a)	use of the Services or Google Brand Features in a modified form or in combination with materials not furnished by Google;

(b)	[***]

(c)	[***]

(d)	acts or omissions by Company Partner.

12.4
Company will not have any obligations or liability under this clause 12 in relation to any IP Claim arising from content, information or data provided to Company by Google save where Company’s use of such content, information or data is in breach of the terms and conditions of this GSA or any Agreement.

12.5
Google may (at its sole discretion) suspend Company’s use of any Services or Google Brand Features which are alleged, or believed by Google, to infringe any third party’s Intellectual Property Rights, or to modify such Services or Google Brand Features to make them non-infringing. If any suspension of Services under this clause continues for more than [***], Company may, at any time until use of the applicable Services is reinstated, terminate the applicable Agreement immediately upon written notice.

12.6	This clause 12 states the parties’ entire liability and exclusive remedy with respect to infringement of a third party’s Intellectual Property Rights.

13.	Limitation of Liability

[***]

14.	Confidentiality

14.1
The recipient of any Confidential Information will not disclose that Confidential Information, except to Group Companies, employees and/or professional advisors who need to know it and who have agreed in writing (or in the case of professional advisors are otherwise bound) to keep it confidential. The recipient will ensure that those people and entities: a) use such Confidential Information only to exercise rights and fulfil obligations under this Agreement, and b) keep such Confidential Information confidential. The recipient may also disclose Confidential Information when required by law after giving reasonable notice to the discloser, such notice to be sufficient to give the discloser the opportunity to seek confidential treatment, a protective order or similar remedies or relief prior to disclosure.

14.2
Notwithstanding clause 14.1 above, and except, in respect of ADX Services, as specified by Company’s anonymity preferences selected in the ADX user interface, Google may: (i) share Site-specific statistics, the Site URL(s), and related information collected by Google through its provision of the Advertising Services to Company with advertisers or potential advertisers; (ii) share know how gained by Google through its provision of the Services to Company (including sharing information illustrating this know how presented in an anonymised or aggregated form) with third parties.  In either case, this sharing of information will not include any sharing of personally identifying information.

14.3
Notwithstanding clause 14.1 above, Company may disclose to Company Partner, or to any other third party, the ADX reports provided by Google to Company.  Company shall not disclose to any Company Partners, or any other third party, the Percentage of ADX Revenues payable to Company, or any information that could allow such Company Partners or third party to calculate the Percentage of ADX Revenues payable to Company.

14.4
Company will ensure that at all times during the applicable Term, Company or, in the case of ADX Services, Company and Company Partner has a clearly labelled and easily accessible privacy policy in place relating to the applicable Site(s) and that this privacy policy:

(a)
clearly discloses to End Users that third parties may be placing and reading cookies on End Users’ browsers or using web beacons to collect information in the course of advertising being served on the applicable Site(s); and

(b)           includes information about End Users’ options for cookie management.

14.5
Google may migrate data derived from Company’s use of the DoubleClick Advertising Exchange to ADX.  The parties agree that any data migrated to ADX will be subject solely to the terms of this GSA or any Agreement.

14.6
Google hereby acknowledges that Company is a publicly traded company, and as such is obliged to comply with certain disclosure rules, including the obligation to disclose the existence of this Agreement and its material terms and conditions to the U.S Securities and Exchange Commission (the “Authority”). Company shall work with Google to agree which terms of this Agreement should be treated as confidential (“Confidential Terms”) and Company shall use best endeavors to ensure that such Confidential Terms are granted confidential treatment by the Authority . Providing that Company has used best endeavours to ensure that the Confidential Terms are granted confidential treatment by the Authority,  Company shall not be held liable under this Agreement in the event that Confidential Terms are eventually required by the Authority to be publicly disclosed.

14.7	Subject to clause 14.6, neither Party will issue any press release regarding this GSA or any Agreement without the other’s prior written approval.

15.	Term and Termination

15.1
This GSA will commence on the GSA Effective Date and remain in force until it terminates or expires in accordance with its terms.  Each Agreement shall (unless earlier terminated in accordance with its terms) remain in force for the Term, at the end of which it shall expire automatically.

15.2
Without prejudice to clause 5.1, a party may suspend performance under any Agreement (in whole or in respect of a page of a Site, a Site or Sites) and/or terminate any Agreement (in whole) or remove a page of a Site, a Site or Sites from any Agreement with immediate effect, if the other party:

(a)	is in material breach of the Agreement where the breach is incapable of remedy;

(b)	is in material breach of the Agreement where the breach is capable of remedy and fails to remedy that breach within [***] after receiving written notice of such breach; or

(c)	is in material breach of the Agreement more than twice even if the previous breaches were remedied,

provided (in each case) that any such suspension or removal of a page(s) or Site(s) may only take effect in relation to the page(s) or Site(s) on (or in respect of which) the relevant breach has occurred.

15.3	A party may suspend performance and/or terminate this GSA (and all Agreements) with immediate effect, if:

(a)
the other party enters into an arrangement or composition with or for the benefit of its creditors, goes into administration, receivership or administrative receivership, is declared bankrupt or insolvent or is dissolved or otherwise ceases to carry on business; or

(b)	any analogous event happens to the other party in any jurisdiction in which it is incorporated or resident or in which it carries on business or has assets.

15.4	[***]

15.5
Google has the right (in its sole discretion) with [***] notice to Company to remove or require Company to remove the AFC Services from any Site (or part of a Site) on which the AFC RPM falls below [***] for the previous calendar month. For the purposes of this clause 15.5, “AFC RPM” means AFC AdSense Revenues per [***] AFC Requests.

15.6
Google may terminate any Agreement on at least [***] to Company if at any time the average total amount of Ad Revenues (in respect of all Advertising Services provided under the relevant Order Form) calculated across [***] is less than or equal to [***].

15.7
The parties acknowledge that following any removal of the AFC Services from any Site or termination of an Agreement pursuant to clause 15.5 or 15.6, Company may continue to receive the applicable Google advertising services in relation to the relevant Site (or part of a Site) by entering into an online agreement with Google in respect of such services and Site.

15.8	Upon the expiration or termination of this GSA for any reason:

(a)	all rights and licences granted by each party will cease immediately; and

(b)
if requested, each party will use its reasonable endeavours to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party.

15.9
The termination or expiration of an individual Agreement will not have the effect of terminating any other Agreement or this GSA unless expressly agreed to by the parties in writing.  If an Agreement (but not this GSA) terminates or expires, all rights and licences granted by Google to Company under that Agreement will cease immediately.  Termination or expiration of all Agreements will result in the expiration of this GSA on the same date on which the last Agreement terminates or expires.

16.	General

16.1
All notices of termination or breach must be in English, in writing, addressed to the other party’s Legal Department and sent to Company’s postal address, fax number or email address identified for legal notices on the applicable Order Form or to legal-notices@google.com (as applicable) or such other address as either party has notified the other in accordance with this clause. All notices will be deemed to have been given on receipt as verified by written or automated receipt or electronic log (as applicable).

16.2
All other notices must be in English, in writing (which for these purposes may include an email), addressed to the other party’s primary contact and sent to their then current postal address or email address.

16.3
Neither party may assign any of its rights or obligations under this GSA or any Agreement without the prior written consent of the other.  Where a party gives the other party such written consent: (a) the assignor shall ensure that the assignee has agreed in writing to be bound by the terms of this GSA and the applicable Agreement(s); and (b) the assignment takes effect from 23:59 on the last day of the relevant calendar month.

16.4	[***]

16.5	Except as expressly stated otherwise, nothing in this GSA or any Agreement will create or confer any rights or other benefits in favour of any person other than the parties to this GSA.

16.6	Except as expressly stated otherwise, nothing in this GSA or any Agreement will create an agency, partnership or joint venture of any kind between the parties.

16.7
Neither party will be liable for failure to perform or delay in performing any obligation under this GSA or any Agreement if the failure or delay is caused by any circumstances beyond its reasonable control.

16.8
Google may (at its sole discretion) suspend the provision of any Services or modify any Services at any time to comply with any applicable law. If any suspension of Services under this clause continues for more than [***], Company may, at any time until provision of the applicable Services is reinstated, terminate the applicable Agreement immediately upon written notice.

16.9	Failure or delay in exercising any right or remedy under this GSA or any Agreement will not constitute a waiver of such (or any other) right or remedy.

16.10
The invalidity, illegality or unenforceability of any term (or part of a term) of this GSA or any Agreement will not affect the continuation in force of the remainder of the term (if any) and this GSA or applicable Agreement.

16.11
Subject to clause 13.1(b), this GSA and the Order Forms entered into under it set out all terms agreed between the parties in relation to its subject matter and supersede all previous agreements between the parties relating to the same. In entering into this GSA and the related Order Forms neither party has relied on any statement, representation or warranty not expressly set out in this GSA or any Order Form.

16.12	This GSA and any Agreements and any dispute (contractual or non-contractual) concerning this GSA and any Agreement(s) or their subject matter or formation (a “Dispute”) are governed by English law.

16.13
Any Dispute shall be referred to and finally resolved by arbitration under the rules of the LCIA, which rules are deemed to be incorporated by reference into this clause.  The number of arbitrators shall be three. The seat, or legal place, of arbitration shall be London, England.  The language to be used in the arbitration shall be English.

16.14
Clause 16.12 shall be without prejudice to the right of either party to apply to any court of competent jurisdiction for emergency, interim or injunctive relief (together "Interim Relief").  Such Interim Relief shall be subject to review and subsequent adjudication by the arbitral tribunal such that any dispute in respect of Interim Relief shall be determined by the arbitral tribunal.

Signed by the parties on the dates shown below.

Google	Company
By: ___________________________	By: ___________________________
Print Name: _____________________	Print Name: _____________________
Title: __________________________	Title: __________________________
Date: __________________________	Date: __________________________

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

	Google Ireland Limited Gordon House Barrow Street Dublin 4 Ireland	Google Search and Advertising Services Agreement ORDER FORM

COMPANY: Incredimail Ltd			GSA Effective Date: 1st January 2011
	commercial contact	legal notices	technical contact
name:	Josef Mandelbaum	Yacov Kaufman	Yuval Hamudot
title:	CEO	CFO	CTO
address, city, area, postal code, country:	Orr Towers, 4 Hanechoshet St Tel Aviv 69710, Israel	Orr Towers, 4 Hanechoshet St Tel Aviv 69710, Israel	Orr Towers, 4 Hanechoshet St Tel Aviv 69710, Israel
phone:	+97237696102	+97237696157	+97237696106
fax:
email:	josef@incredimail.com	yacov@incredimail.com	yuval@incredimail.com
VAT ID number:
Order Form Effective Date: 1st January 2011		Term: from the Order Form Effective Date to 31 January 2013 (inclusive)

SEARCH SERVICES

WEB SEARCH SERVICES (“WS”)	search fees (for all Search Queries transmitted to Google for the purpose of obtaining Search Results)
[***]	[***]

ADSENSE SERVICES

ADSENSE FOR SEARCH (“AFS”)	Percentage (%) of Net AdSense Revenues for AFS payable to Company
[***] (see Mock-Up screenshots attached at Exhibits A, B, C and D) Approved Client Application(s): Incredimail toolbar Hiyo toolbar (see Mock-Up screenshots attached at Exhibits E and F)	[***]

Payment Information Details
currency:
☐     Euros
☐     GB pounds
☒ US dollars
☐     other:

This Payment Information Details section applies only to the Search Services and AdSense Services as Company may select the relevant currency for ADX by using the ADX user interface.

PORTIONS OF THIS ORDER FORM WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

GSA Order Form Terms and Conditions

“GSA” means the Google Search and Advertising Services Agreement entered into between Google Ireland Limited (“Google”) and Company with the GSA Effective Date stated on the front sheet of this Order Form.

This is an Order pursuant to the GSA.  If there is any conflict between this Order Form and the GSA then this Order Form will, except as set out in clause 2.2(b) of the GSA, take precedence in relation to the Services to be supplied under this Order Form.

This Order Form shall commence on the Order Form Effective Date and shall continue for the period of the Term stated on the front sheet of this Order Form, unless terminated earlier in accordance with its terms. Any capitalized terms not defined in this Order Form shall have the meaning set out in the GSA.

Special Terms and Conditions

1.	Blocklist

Google shall use its reasonable endeavours to block advertisements containing those URLs as agreed between the parties from time to time.

2.	Client Applications

2.1.
Subject to the Company’s compliance with clauses 2.2 and 2.3 below, the client application(s) set forth in the cover page(s) of this Order Form is an Approved Client Application for the purposes of (a) sending Requests to Google in connection with the Search Services which resolve to Results Pages on the WebSearch Site(s); and (b) sending Requests to Google for the purposes of generating Ad Sets to be displayed on the Site(s).

2.2.	[***]

2.3.	[***]

2.4.
Where an Approved Client Application provides End Users with the option to re-set his or her homepage to a Site and/or re-set his or her search engine to the WebSearch Services and  End Users choose not to re-set his or her homepage and/or search engine, Company shall provide End Users with a clear plain English message that no change has been made and, at Google’s option, shall provide Google with a copy of the message that will be sent to all such End Users for Google’s prior approval (such approval not to be unreasonably withheld or delayed). Where an End User chooses not to re-set his or her homepage to a Site and/or search engine to the WebSearch Services,  Company shall not offer such option to re-set to that End User again.

3.	Company Suggested Searches using Company Provided Keywords

3.1
Subject to the remainder of this clause 3, Company may implement on the Site certain text links consisting of suggested keywords which are provided by Company or a third party (subject to Company obtaining Google’s prior written approval of such third party such approval not to be unreasonably withheld or delayed) (“Company Provided Keywords”) and which generate Requests when clicked on by End Users. If Company wishes to use Company Provided Keywords that are provided by a third party it shall send a written request to Google (each a “Third Party Notice”) and Google shall provide Company with a written reply, either approving or rejecting Company’s request, within fifteen days of Google’s receipt of such Third Party Notice. In the event that Google does not send a reply to a Third Party Notice  within fifteen days of Google’s receipt of such notice then Google shall be deemed to have given its approval to the Third Party Notice but Customer shall still be required to comply with all other provisions of this clause 3 including but not limited to clause 3.9.

3.2
Company shall ensure that all clicks by End Users on Company Provided Keywords generate Valid Requests: (i) which contain all of the relevant Company Provided Keyword(s) as presented to and clicked by the End User; and (ii) which are transmitted to Google in the manner specified by Google from time to time, without editing, filtering, truncating, appending terms to or otherwise modifying such Requests, either individually or in the aggregate.

3.3
Company may select the Company Provided Keywords using an automated or algorithmic mechanism which shall be subject to Google's approval ( such approval not to be unreasonably withheld or delayed).  If Company wishes to select Company Provided Keywords using an automated or algorithmic mechanism it shall send a written request to Google (each an “ Automated Notice”) and Google shall provide Company with a written reply, either approving or rejecting Company’s request, within fifteen days of Google’s receipt of such Automated Notice. In the event that Google does not send a reply to a request within fifteen days of Google’s receipt of such Automated Notice then Google shall be deemed to have given its approval to the Automated Notice but Customer shall still be required to comply with all other provisions of this clause 3 including but not limited to clause 3.9.

3.4	Company shall ensure that

3.4.1
Company Provided Keywords are determined by objective measures (rather than commercial criteria) such as search query frequencies and relevancies, and are not selected manually or in such a way as to be commercially biased to favour Search Queries that result in Ads with high CPC or otherwise;

3.4.2
Company Provided Keywords do not include any Google Brand Features and, subject to clause 3.8, are accompanied by wording that states that such Company Provided Keywords are provided by Company or a third party (e.g. “search terms provided by Incredimail”);

3.4.3
Company Provided Keywords do not contain or refer to any pornographic, hate-related or violent content or contain or refer to any other material, products or services that violate or encourage conduct that would violate any criminal laws, any other applicable laws, or any third party rights;

3.4.4
if Company Provided Keywords are related keywords, such keywords are relevant to the Request which generated the Results Page containing Search Results on which such Company Provided Keywords are displayed;

3.4.5
if Company Provided Keywords are popular keywords, then such keywords are derived from previous End User searches and arranged by popularity and Company shall ensure that such popular keywords are based on aggregate (not individual) End User searches. Company shall ensure that the list of popular keywords derived from previous End User searches is refreshed no less frequently than once per week.

3.4.6	if Company Provided Keywords are suggested keywords as part of auto-complete functionality, then such keywords are relevant to the current text entered into the Search Box by the End User.

3.5	Google may from time to time require that particular words or terms are not used as Company Provided Keywords.

3.6
Google may prohibit the sending of Requests by Company using Company Provided Keywords, may refuse to serve Ads in response to Requests generated via Company Provided Keywords, or may ask Company to disable Company Provided Keyword functionality altogether, if Google in its sole discretion determines that such feature or implementation is detrimental to Google and/or Google’s advertiser(s).

3.7
Company will use and assign Client IDs and/or channel IDs in relation to Company Provided Keywords as instructed by Google at all times, and will provide such information to Google as Google may reasonably request with respect to the use and application of any such Client IDs and/or channel IDs.

3.8
Company shall ensure that the implementation of such functionality is in accordance with the mock ups in Exhibit C and that Company Provided Keywords are clearly labelled with the designation approved, or notified, by Google to Company from time to time.

3.9
Company may only put its implementation of Company Provided Keywords into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented Company Provided Keywords on the Site in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved the Company’s implementation (such approval not to be unreasonably withheld or delayed).

3.10
Google may decide to offer to provide to Company functionality as part of the Search Services that is the same as or similar to Company Provided Keywords during the Term (“Google Provided Keywords”). If Google chooses to make Google Provided Keywords available to the Company during the Term it shall provide the Company with written notice (including by email) that shall include any terms of use and Company shall cease to provide Company Provided Keywords to End Users within 30 days of receipt of Google’s notice and shall implement Google Provided Keywords in accordance with the terms of use set out in the notice.

3.11
Google will not have any obligations or liability under clause 12 (Indemnities) of the GSA arising from or in connection with any Company Provided Keywords.  Company shall indemnify Google against all liabilities, costs, expenses, losses and damages suffered or incurred by Google or any Google Group Company as a result of any third party claim in connection with, arising from or related to the use of Company Provided Keywords and/or the implementation of that feature on any Site. In order for the indemnity given in this clause to apply in relation to a particular claim, Google will: (i) notify the Company in writing of such claim, as soon as reasonably practicable following Google’s internal investigation of such claim ; and (ii) provide Company with reasonable information, assistance and co-operation in defending the claim; and (iii) give Company full control and sole authority over the defence and settlement of such claim, subject to Google’s approval of any such settlement, which approval will not be unreasonably withheld or delayed.  Nothing in the GSA or any Order Form will exclude or limit Company’s liability under this clause 3.11. Company shall be liable for any act or omission by any such third party provider which, if had been committed by Company directly, would constitute a breach of this Agreement by Company.

4.	Search History

4.1.
Company shall not implement on the Site text links provided by Company that consist of an End User’s previous Search Results and which generate Requests when clicked on by End Users (“Search History”) without Google’s prior written approval (including by email) such consent not to be unreasonably withheld or delayed. Google may require Company to provide mock-ups of the Site incorporating Search History before giving such approval.

4.2.	Subject to clause 4.1, Company shall not make Search History available to an End User unless it :

a)	Has provided the End User with sufficient information to allow End User to make an informed choice as to whether or not to enable Search History;

b)	Has obtained the End User’s prior opt-in consent to enable this feature; and

c)	Provides the End-User with the option, at all times, to disable Search History and delete his or her Search History .

4.3.	Subject to clauses 4.1 and 4.2, Company shall only provide an End User’s Search History to the End User that performed the searches and shall not provide such Search History to any other End User.

4.4.
Subject to clauses 4.1, 4.2 and 4.3, if Company implements Search History on the Site it shall ensure that no Requests contain any End User personal data. For the purposes of this clause 4.4 “personal data” means any information relating to an identified or identifiable natural person; an identifiable person is one who can be identified, directly or indirectly, in particular by reference to an identification number or to one or more factors specific to his physical, physiological, mental, economic, cultural or social identity.

4.5.
Company may only put its implementation of Search History into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented Search History on the Site in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved the Company’s implementation (such approval not to be unreasonably withheld or delayed).

4.6.
Company will use and assign Client IDs and/or channel IDs in relation to Search History as instructed by Google at all times, and will provide such information to Google as Google may reasonably request with respect to the use and application of any such Client IDs and/or channel IDs.

4.7.
Google will not have any obligations or liability under clause 12 (Indemnities) of the GSA arising from or in connection with any Search History.  Company shall indemnify Google against all liabilities, costs, expenses, losses and damages suffered or incurred by Google or any Google Group Company as a result of any third party claim in connection with, arising from or related to the use of Search History and/or the implementation of that feature on any Site. In order for the indemnity given in this clause to apply in relation to a particular claim, Google will: (i) notify the Company in writing of such claim, as soon as reasonably practicable following Google’s internal investigation of such claim; and (ii) provide Company with reasonable information, assistance and co-operation in defending the claim; and (iii) give Company full control and sole authority over the defence and settlement of such claim, subject to Google’s approval of any such settlement, which approval will not be unreasonably withheld or delayed.  Nothing in the GSA or any Order Form will exclude or limit Company’s liability under this clause 4.7. Company shall be liable for any act or omission by any such third party provider which, if had been committed by Company directly, would constitute a breach of this Agreement by Company.

4.8.
Company shall ensure that the implementation of such functionality is in accordance with the mock ups in Exhibit D and that Company “Search history” are clearly labelled with the designation approved, or notified, by Google to Company from time to time.

5.	Early termination of Agreement

5.1.
 Either party may terminate this Agreement on 31 December 2011 by giving the other party not less than 90 days prior written notice. For the avoidance of doubt, if neither party serves a valid notice of early termination in accordance with this clause 5.1, this Agreement shall remain in full force and effect for the remainder of the Term unless terminated in accordance with the GSA.

6.	Google Brand Features

6.1.
No licence to use Google Brand Features is granted by Google to Company under this Agreement and Company shall not be permitted to include any Google Brand Features  or attribution on any Site or as part of or in association with any Approved Client Application.

Signed by the parties on the dates shown below.

Google	Company

By: ___________________________	By: ___________________________
Print Name: _____________________	Print Name: _____________________
Title: __________________________	Title: __________________________
Date: __________________________	Date: __________________________

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

MOCK-UPS

EXHIBIT A
[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT B
[***]

EXHIBIT B CONTINUED
[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT C
[***]

EXHIBIT C CONTINUED
[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT D
[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT E
[***]

EXHIBIT E CONTINUED
[***]

EXHIBIT E CONTINUED
   [***]

EXHIBIT E CONTINUED
[***]

EXHIBIT E CONTINUED
[***]

PORTIONS OF THIS EXHIBIT WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

EXHIBIT F
[***]

EXHIBIT F CONTINUED
[***]

PORTIONS OF THIS SCHEDULE WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF
THE COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Schedule 1 – Client Application Guidelines
[***]

PORTIONS OF THIS APPENDIX WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

APPENDIX A
[***]

PORTIONS OF THIS APPENDIX WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Appendix B
[***]

PORTIONS OF THIS APPENDIX WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Appendix C
[***]

PORTIONS OF THIS APPENDIX WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Appendix D-1
[***]

Appendix D-2
[***]

PORTIONS OF THIS APPENDIX WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE
SECURITIES EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Appendix E
[***]

Appendix E (continued)
[***]

PORTIONS OF THIS APPENDIX WERE OMITTED AND HAVE BEEN FILED SEPARATELY WITH THE SECRETARY OF THE
COMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2 OF THE SECURITIES
 EXCHANGE ACT OF 1934; [***] DENOTES OMISSIONS.

Appendix F
[***]